Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm and to the use of our report dated September 30, 2017, in the Registration Statement (Form N-2, Appendix A) of Infinity Long/Short Equity Fund, LLC dated December 21, 2017.

/s/ Warren Averett, LLC

Atlanta, GA
December 21, 2017